Exhibit 4.8

This Investor Rights Agreement (as it may be amended from time to time, this "Agreement"), dated as of July 27, 2009, is entered into by and among Empire Resorts, Inc., a Delaware corporation (the "Company") and the persons who execute this Agreement as Warrantholders (the "Warrantholders")

Capitalized terms used herein without definition are defined in Section 1.1.

W I T N E S S E T H

Whereas:

(A)
On or prior to the date hereof, the Warrantholders received certain warrants (the “Warrants”) exercisable to purchase shares of the Company's common stock, par value $0.01 per share ("Company Common Stock"); and

(B)
The Company has agreed to provide the Warrantholders with the registration and other rights specified in this Agreement with respect to any shares of Company Common Stock held by a Warrantholder or any other Holder, on the terms and subject to the conditions set forth herein.

Now, Therefore, in consideration of the mutual promises and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1    Definitions

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below:

"Adverse Effect" has the meaning set forth in Section 2.1(e).

"Advice" has the meaning set forth in Section 2.6.

"Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.

"Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

"Agreement" has the meaning set forth in the introductory paragraph of this Agreement.

"Board" means the board of directors, or similar governing body, of the Company.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

"Company" has the meaning set forth in the introductory paragraph of this Agreement and will include any successors pursuant to Section 2.12 or 6.2.

"Company Common Stock" has the meaning set forth in the recitals to this Agreement and shall include any securities issued or issuable with respect to the shares of Company Common Stock by way of a stock dividend or a stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

"Convertible Securities" means any evidence of indebtedness, options, warrants, shares of stock or other securities directly or indirectly convertible into or exchangeable (directly or indirectly, with or without payment of additional consideration) for, or exercisable to purchase, Company Common Stock.

"Covered Persons" has the meaning set forth in Section 2.8(a).

"Demand Registration" has the meaning set forth in Section 2.1(a)(i).

"Demand Request" has the meaning set forth in Section 2.1(a)(i).

"Demanding Shareholders" has the meaning set forth in Section 2.1(a)(i).

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

"Excluded Registration" means a registration under the Securities Act of (i) securities to be offered to directors, members of management, employees, consultants, agents or representatives of the Company or any of its subsidiaries, (ii) securities on Form S-8 or any similar successor form or (iii) securities to effect the acquisition of, or combination with, another Person registered on Form S-4 or any similar successor form.

"Governmental Authority" means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or a foreign nation or jurisdiction, any State of the United States or any political subdivision of any thereof, any court, tribunal or arbitrator, or any self-regulatory organization.

"Holder" means (i) each of the Warrantholders and (ii) any other Person (A) who is the transferee, directly or indirectly, of Registrable Shares from an Warrantholder and (B) who shall have become a party to this Agreement in accordance with Section 2.9.

"Inspectors" has the meaning set forth in Section 2.5(m).

"Material Disclosure Event" means, as of any date of determination, any pending or imminent event relating to the Company or any of its subsidiaries that the Board reasonably determines in good faith, after consultation with outside counsel to the Company, (i) would require disclosure of material, non-public information relating to such event in any registration statement or related prospectus including Registrable Shares (including documents incorporated by reference therein) so that such registration statement would not be materially misleading, (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such registration statement or related prospectus and (iii) if publicly disclosed at the time of such event, could reasonably be expected to have a material adverse effect on the business, financial condition, prospects or results of operations of the Company and its subsidiaries or would materially adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.

"NASD" has the meaning set forth in Section 2.5(o).

"Notice" has the meaning set forth in Section 6.8(a).

"Own" means beneficially own, as defined under Rule 13d-3 of the SEC, as the same may be amended from time to time, and any successor or similar rule or regulation hereafter adopted by the SEC.

"Party" means any party to this Agreement.

"Person" or "person" means any natural person, firm, limited liability company, general or limited partnership, association, corporation, company, joint venture, trust, Governmental Authority or other entity.

"Piggyback Registration" has the meaning set forth in Section 2.2(a).

"Records" has the meaning set forth in Section 2.5(m).

"register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

"Registrable Shares" means (i) any and all shares of Company Common Stock owned by the Holders, whether owned on the date hereof or acquired hereafter, including shares of Company Common Stock issued upon exercise of any warrants, options or other securities convertible into or exchangeable for shares of Company Common Stock, and (ii) any and all shares of Common Stock issued or issuable with respect to the Registrable Shares by way of stock dividend or a stock split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization; provided that Registrable Shares shall cease to be Registrable Shares as set forth in Section 3.1.

"Requesting Holders" shall mean any Holder or Holders requesting to have its or their Registrable Shares included in any Demand Registration or Shelf Registration.

"Required Filing Date" has the meaning set forth in Section 2.1(a)(ii).

"Requisite Percentage" means at least (i) thirty percent (30%) of the Registrable Shares at the time outstanding in the case of the initial request under Section 2.1(a) or (ii) twenty five percent (25%) of the Registrable Shares at the time outstanding in the case of any other request under Section 2.1(a).

"Rule 144" means Rule 144 promulgated under the Securities Act, as the same may be amended from time to time, and any successor or similar rule or regulation hereafter adopted by the SEC.

"SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

"Shelf Registration" has the meaning set forth in Section 2.1(b).

"Subsidiaries" means each corporation or other Person in which a Person (i) owns or controls, directly or indirectly, capital stock or other equity interests representing at least fifty percent (50%) of the outstanding voting stock or other equity interests or (ii) has the right to appoint or remove a majority of its board of directors or equivalent managing body.

"Suspension Notice" has the meaning set forth in Section 2.6.

"Suspension Period" has the meaning set forth in Section 2.6.

"Warrant Shares" means all Company Common Stock issuable upon exercise of the Warrants.

"Warrantholders" has the meaning set forth in the introductory paragraph to this Agreement.

Section 1.2    Headings

Headings shall be ignored in construing this Agreement.

Section 1.3    Singular, plural, gender

References to one gender include all genders and references to the singular include the plural and vice versa.

Section 1.4    References to persons and companies

References to:

(a)	a person include any company, partnership or unincorporated association (whether or not having separate legal personality); and

(b)	a company shall include any company, corporation, limited liability company or any body corporate, wherever incorporated.

Section 1.5    Schedules

References to this Agreement shall include any Schedules and Recitals to it and references to Sections and Schedules are to Sections of, Exhibits to and Schedules to, this Agreement.

Section 1.6    Information

References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

Section 1.7    Interpretation

Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."  This Agreement shall be construed as if it is drafted by all the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement if an ambiguity or question of intent or interpretation arises.

ARTICLE 2

REGISTRATION RIGHTS

Section 2.1    Demand Registration

(a)	Request for Registration

(i)
The Warrantholders owning the Requisite Percentage of Registrable Shares shall have the right, at any time or from time to time, to require the Company to file a registration statement on Form S-1, S-2, S-3 or S-4 or any similar or successor to such forms under the Securities Act or any other appropriate form under the Securities Act or the Exchange Act for a public offering of all or part of its or their Registrable Shares (a "Demand Registration"), by delivering to the Company written notice stating that such right is being exercised, naming, if applicable, the Warrantholders whose Registrable Shares are to be included in such registration (collectively, the "Demanding Shareholders"), specifying the aggregate number of each such Demanding Shareholder's Registrable Shares to be included in such registration and, subject to Section 2.1(c) hereof, describing the intended method of distribution thereof (a "Demand Request").

(ii)
Subject to Section 2.1(f), the Company shall file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within 60 days after receiving a Demand Request (the "Required Filing Date") and shall use its best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided that:

(A)
the Company shall not be obligated to effect a Demand Registration pursuant to this Section 2.1(a) within 180 days after the effective date of a previous Demand Registration, other than a Shelf Registration or an Excluded Registration;

(B)
the Company shall not be obligated to effect a Demand Registration pursuant to this Section 2.1(a) unless the Demand Request is for a number of Registrable Shares with a market value that is equal to at least $100,000 as of the date of such Demand Request; and

(C)	the Company shall not be obligated to effect more than two Demand Registrations pursuant to this Section 2.1(a).

(b)	Shelf Registration

With respect to any Demand Registration, the Requesting Holders may request the Company to effect a registration of the Company Common Stock (i) in a continuous offering pursuant to Rule 415 under the Securities Act (or any successor rule) (a "Shelf Registration").

(c)	Selection of Underwriters

At the request of the Holders of a majority of the Registrable Shares to be registered in any Demand Registration, the offering of Registrable Shares pursuant to such Demand Registration, including pursuant to a Shelf Registration, shall be in the form of a "firm commitment" underwritten offering.  The Holders of a majority of the Registrable Shares to be so registered shall select (i) the investment banking firm or firms to manage the underwritten offering and (ii) counsel to the Requesting Holders, provided that, in the case of clause (i), such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.  No Holder may participate in any registration pursuant to Section 2.1(a) unless such Holder (x) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting or other arrangements described above and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting or other arrangements; provided that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder's ownership of his, her or its Registrable Shares to be transferred free and clear of all liens, claims, and encumbrances created by such Holder, (ii) such Holder's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further that any obligation of such Holder to indemnify any Person pursuant to any such underwriting or other arrangements shall be several, not joint and several, among such Holders selling Registrable Shares, and such liability shall be limited to the net amount received by such Holder from the sale of his, her or its Registrable Shares pursuant to such registration (which amounts shall include the amount of cash or the fair market value of any assets, including shares of Company Common Stock, received in exchange for the sale or exchange of such Registrable Shares or that are the subject of a distribution), and the relative liability of each such Holder shall be in proportion to such net amounts.

(d)	Rights of Nonrequesting Holders

Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten business days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Company within 20 days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request, so long as such Registrable Shares are proposed to be disposed of in accordance with the method or methods of disposition requested pursuant to Section 2.1(a)(i).  All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.1.

(e)	Priority on Demand Registrations

No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriters (or, in an offering that is not underwritten, a nationally recognized investment bank) shall advise the Company and the Requesting Holders in writing that the aggregate amount of such securities requested to be included in any offering pursuant to such Demand Registration is sufficiently large to have a adverse effect on the success of any such offering, based on market conditions or otherwise (an "Adverse Effect").  Furthermore, if the managing underwriters (or such investment bank) shall advise the Company and the Requesting Holders that, even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause an Adverse Effect, the Registrable Shares of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Requesting Holders are so advised can be sold in such offering without an Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such registration by each such Requesting Holder; provided that the Company shall not include any Registrable Shares of any executive officer or employee of the Company or any of its subsidiaries if the managing underwriters (or such investment bank) shall advise the Company and the Requesting Holders that the participation of any such Requesting Holder may have an Adverse Effect.

(f)	Deferral of Filing

The Company may defer the filing (but not the preparation) of a registration statement required by this Section 2.1 until after the Required Filing Date (i) for a period not to exceed 90 days, if, at the time the Company receives the Demand Request, there exists a Material Disclosure Event, or (ii) for a period not to exceed 180 days, if, prior to receiving the Demand Request, the Company had determined to effect a registered underwritten public offering of Company Common Stock, or securities convertible into or exchangeable for Company Common Stock, for the Company's account in connection with a material public financing transaction and the Company had taken substantial steps (including selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering.  A deferral of the filing of a registration statement pursuant to this Section 2.1(f) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the Material Disclosure Event is disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned or the filing of a registration statement with respect to any such proposed registration is delayed by more than 180 days from the time of receipt of the applicable Demand Request.  In order to defer the filing of a registration statement pursuant to this Section 2.1(f), the Company shall promptly (but in any event within ten days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.1(f), a general statement of the reason for such deferral and an approximation of the anticipated delay.  Within 20 days after receiving such certificate, the Holders of a majority of the Registrable Shares for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement.  The Company may defer the filing of a particular registration statement pursuant to this Section 2.1(f) only twice in any consecutive 12-month period; provided that any deferral pursuant to clause (i) of the first sentence of this Section 2.1(f) shall be deemed to be a "Suspension Period" for purposes of Section 2.6 and shall be subject to the limitations on Suspension Periods set forth in Section 2.6.

(g)	Withdrawal and Cancellation

Any Requesting Holder may withdraw its Registrable Shares from a Demand Registration at any time and a majority in interest of the Requesting Holders shall have the right to cancel a proposed Demand Registration of Registrable Shares pursuant to this Section 2.1(g).  Upon such cancellation, the Company shall cease all efforts to secure registration and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose.

Section 2.2    Piggyback Registrations

(a)	Right to Piggyback

Each time the Company proposes to register any of its equity securities (other than pursuant to Section 2.1 or pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any security holder of the Company) (a "Piggyback Registration"), the Company shall give prompt written notice to each Holder of Registrable Shares not less than 20 days prior to the anticipated filing date of the Company's registration statement.  Such notice shall offer each such Holder the opportunity to include any or all of its Registrable Shares in such registration statement, subject to the limitations contained in Section 2.2(b) hereof.  Each Holder who desires to have its Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within ten days after the receipt of such notice from the Company.  Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Shares in any registration statement pursuant to this Section 2.2(a) by giving written notice to the Company of such withdrawal.  Subject to Section 2.2(b) below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

(b)	Priority on Piggyback Registrations

(i)
If a Piggyback Registration is an underwritten offering and was initiated by the Company, and if the managing underwriters advise the Company that the inclusion of Registrable Shares requested to be included in the registration statement would cause an Adverse Effect, then the Company shall be required to include in such registration statement, to the extent of the amount of securities that the managing underwriters advise may be sold without causing such Adverse Effect, (i) first, the securities the Company proposes to sell; (ii) second, the Registrable Shares requested to be included in such registration by any Holder thereof, pro rata among such Holders on the basis of the number of Registrable Shares owned by each such Holder; and (iii) third, any other securities requested to be included in such registration; provided that the Company shall not include any Registrable Shares of any executive officer or employee of the Company or any of its subsidiaries if such managing underwriters advise the Company and the Requesting Holders that the participation of any such individual may have an Adverse Effect.  If, as a result of the provisions of this Section 2.2(b)(i), any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement.

(ii)
If a Piggyback Registration is an underwritten offering and was initiated by a security holder of the Company, and if the managing underwriters advise the Company that the inclusion of Registrable Shares requested to be included in the registration statement would cause an Adverse Effect, the Company shall include in such registration statement, to the extent of the amount of securities that the managing underwriters advise may be sold without causing such Adverse Effect, (i) first, the securities requested to be included therein by the security holders requesting such registration, pro rata among such holders on the basis of the number of securities owned by each such holder, (ii) second, the Registrable Shares requested to be included in such registration by any Holder thereof, pro rata among the Holders on the basis of the number of Registrable Shares owned by each such Holder; and (iii) third, any other securities requested to be included in such registration (including securities to be sold for the account of the Company); provided that the Company shall not include any Registrable Shares of any executive officer or employee of the Company or any of its subsidiaries if such managing underwriters advise the Company and the Requesting Holders that the participation of any such individual may have an Adverse Effect.  If, as a result of the provisions of this Section 2.2(b)(ii), any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement.

(iii)
No Holder may participate in any registration statement in respect of a Piggyback Registration hereunder unless such Holder (x) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder's ownership of his, her or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Shares, and the liability of each such Holder shall be in proportion to, and provided, further that such liability shall be limited to the net amount received by such Holder from the sale of his, her or its Registrable Shares pursuant to such registration.

(c)	Selection of Underwriters and Counsel

If any Piggyback Registration is an underwritten offering initiated by the Company or a security holder of the Company, such initiating Person shall select an investment banking firm or firms to manage the offering, subject to the consent of the Holders of a majority of the Registrable Shares, if any, included in such Piggyback Registration, which consent shall not be unreasonably withheld or delayed.  The Holders of a majority of the Registrable Shares included in any Piggyback Registration shall have the right to select one counsel for the Requesting Holders.

(d)	Effect on Demand Registrations

No registration of the Registrable Shares effected under this Section 2.2 shall relieve the Company of its obligation to effect a registration of Registrable Shares pursuant to Section 2.1.

Section 2.3    SEC Registration Statements

(a)
The Company shall use its best efforts to cause any Demand Registrations to be registered on Form S-3 (or any successor form), if applicable, once the Company becomes eligible to use Form S-3.  If the Company is not then eligible under the Securities Act to use Form S-3, such Demand Registrations shall be registered on the form for which the Company then qualifies.  The Company shall use its best efforts to become and remain eligible to use Form S-3.

(b)
All such registration statements shall comply with applicable requirements of the Securities Act, and, together with each prospectus included, filed or otherwise furnished by the Company in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 2.4    [Intentionally omitted]

Section 2.5    Registration Procedures

Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto the Company shall as expeditiously as possible:

(a)
prepare and file with the SEC by the Required Filing Date a registration statement on the appropriate form under the Securities Act with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective as soon as practicable after the initial filing thereof, provided that as far in advance as practicable before filing such registration statement or any amendment thereto, the Company shall furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information contained therein and the Company shall make any corrections or other amendments reasonably requested by such Holder with respect to such information prior to filing any such registration statement or amendment;

(b)
except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)
in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares subject thereto for a period ending on the earlier of (i) 24 months after the effective date of such registration statement and (ii) the date on which all the Registrable Shares subject thereto have been sold pursuant to such registration statement;

(d)
furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any documents incorporated by reference therein and such other documents as such seller, underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

(e)
use its best efforts to register or qualify such Registrable Shares under such other securities or "blue sky" laws of such jurisdictions as the managing underwriters reasonably request (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Shares may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction;

(f)
promptly notify each selling Holder and each underwriter in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (iii) if such registration statement or related prospectus, at the time it or any amendment thereto became effective or at any time such prospectus is required to be delivered under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, upon the discovery by the Company of such material misstatement or omission or of the happening of any event as a result of which the Company believes there would be such a material misstatement or omission; provided that, in the case of clause (iii), promptly after delivery of such notice, the Company shall, as the case may be, (x) prepare and file with the SEC a post-effective amendment to such registration statement and use its best efforts to cause such amendment to become effective so that such registration statement, as so amended, shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (y) prepare and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)
permit (i) any selling Holder that, in such Holder's sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of the Company (in each case, within the meaning of the Securities Act) and (ii) any selling Holder holding, or representing Holders of, a majority of the Registrable Shares included in such registration statement, to participate in the preparation of such registration statement or related prospectus and promptly incorporate any information furnished to the Company by such Holder that, in the reasonable judgment of such Holder and its counsel, should be included;

(h)
make reasonably available senior management of the Company, as selected by the Holders of a majority of the Registrable Shares included in such registration, for assistance in the marketing of the Registrable Shares covered by such registration, including the participation of such members of the Company's senior management in road show presentations, provided that such assistance does not unduly interfere with the normal operations of the Company in the ordinary course of business, consistent with past practice;

(i)
otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act, and make generally available to the Company's security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, provided that such requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act as required thereby and otherwise complies with Rule 158 under the Securities Act;

(j)
if requested by the managing underwriters or any selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or such selling Holder reasonably requests to be included therein, including with respect to the Registrable Shares being sold by such selling Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(k)
as promptly as practicable after filing with the SEC of any document that is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each selling Holder, if requested by such Holder;

(l)
cooperate with the selling Holders and the managing underwriters to facilitate the timely preparation and delivery of certificates representing securities sold under any registration statement, which certificates shall not bear any restrictive legends unless required under applicable law, and enable such securities to be in such denominations and registered in such names as the managing underwriters or such selling Holders may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(m)
promptly make available for inspection by any selling Holder and any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (n) if (i) the Company reasonably determines in good faith, after consultation with outside counsel, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (ii) such Holder of Registrable Shares requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each Holder of Registrable Shares agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(n)
furnish to each selling Holder and underwriter a signed counterpart of (i) an opinion or opinions of counsel to the Company addressed to them, and (ii) a comfort letter or comfort letters from the Company's independent public accountants addressed to them, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriters reasonably request;

(o)
cause the Registrable Shares included in any registration statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (ii) quoted on the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System or the Nasdaq National Market if similar securities issued by the Company are quoted thereon;

(p)	provide a transfer agent and registrar for all Registrable Shares registered hereunder;

(q)
use its best efforts to cause Registrable Shares covered by such registration statement to be registered with or approved by such other government agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Shares;

(r)
cooperate with each selling Holder and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the NASD;

(s)
as may be required in connection with the initial filing of any registration statement, and during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(t)	notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(u)
if applicable, enter into an underwriting agreement for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to that offering, including indemnities and contribution to the effect and to the extent provided in Section 2.8 and the provision of opinion of counsel and accountants' letters to the effect and to the extent provided in Section 2.5(n).  The selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such selling Holders; and

(v)
advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

Section 2.6    Suspension of Dispositions

Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any Material Disclosure Event, such Holder shall promptly discontinue such Holder's disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company (the "Advice")  that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.  In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Sections 2.5(b), 2.5(c) and 2.5(d) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice (such period, a "Suspension Period").  The Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.  Notwithstanding anything herein to the contrary, the Company shall not be entitled to more than two Suspension Periods during any consecutive 12-month period, which Suspension Periods shall have durations of not more than 90 days each; provided that, in the event of any occurrence described in clause (i) of the definition of Material Disclosure Event, the limitations on Suspension Periods in this sentence shall not apply.  The fact that a Suspension Period is in effect under this Section 2.6 shall not relieve the contractual obligations of the Company as set forth in Section 2.5 or in any SEC rules to file timely reports and otherwise file material required to be filed under the Exchange Act.

Section 2.7    Registration Expenses

The Company shall pay all reasonable, out-of-pocket fees and expenses incident to any Demand Registration or Piggyback Registration, including the Company's performance of or compliance with this Article II, all registration and filing fees, all internal fees and expenses of the Company (including any allocation of salaries of employees of the Company or any of its subsidiaries or other general overhead expenses of the Company and its subsidiaries or other expenses related to the preparation of financial statements or other data normally prepared by the Company and its subsidiaries in the ordinary course of business), all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel) or with any other applicable Governmental Authority, as may be required by the rules and regulations of the NASD or such other Governmental Authority, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder of Registrable Shares), messenger, duplicating, distribution and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration and the reasonable fees and expenses of any one counsel for all Holders participating in such registration shall be paid for by the Company, which counsel shall be selected by the Holders of a majority of the Registrable Shares to be registered in such offering.  Any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares shall be borne by the Holders pro rata on the basis of the number of shares so registered whether or not any registration statement becomes effective, and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder (other than as set forth in the preceding sentence) shall be borne by such Holder.

Section 2.8    Indemnification

(a)
The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, members, officers, and directors, each other Person who participates as an underwriter, broker or dealer in any offering or sale of securities and each other Person who controls such seller or any such participating Person (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Covered Persons") against, and reimburse, (i) any and all losses, claims, damages, liabilities and expenses, joint or several (including attorneys' fees and disbursements, other than to the extent limited by Section 2.8(c)), based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus, or preliminary prospectus included therein or any amendment or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under clauses (i) or (ii) above; except insofar as any such statements or omissions are made in reliance upon and in strict conformity with written information furnished to the Company by such seller or any Covered Person specifically for inclusion in such registration statement, prospectus, preliminary prospectus, amendment or supplement thereto, or document incorporated by reference therein; provided that the Company shall not be liable in any such case to the extent that any such untrue statement or omission is completely corrected in an amendment or supplement to such prospectus and the applicable seller of Registrable Shares thereafter fails to deliver such amendment or supplement to the Person asserting such loss, liability, claim, damage or expense after the Company had furnished such seller with a sufficient number of copies of the same, or if such seller received written notice from the Company of the existence of such untrue statement or omission and such seller continue to dispose of Registrable Shares prior to the receipt by such seller of an amendment or supplement that completely corrected such untrue statement or omission or a notice from the Company that the use of the existing prospectus may be resumed.

(b)
In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller shall furnish to the Company such written information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by applicable law, each such seller shall indemnify and hold harmless the Company and each of its employees, advisors, agents, representatives, partners, members, officers and directors and each other Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against, and reimburse, (i) any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements, other than to the extent limited by Section 2.8(c)) based upon, arising out of, related to or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information or affidavit so furnished by such seller or any Covered Person specifically for inclusion in such registration statement, prospectus, preliminary prospectus, or amendment or supplement thereto; and (ii) any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under clause (i) above; provided that the obligation to indemnify shall be several (and not joint) among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares shall be in proportion to, and shall be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; and provided, further that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.  The reimbursements required by this Section 2.8(b) shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(c)
Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person or relieve the indemnifying party of its obligations hereunder) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and any indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim at the expense of such indemnified person, unless (x) the indemnifying party has agreed to pay such fees or expenses or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person.  If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnified party shall be entitled to assume and control such defense and to settle and agree to pay in full such claim without the consent of the indemnifying party without prejudice to the ability of the indemnified party to enforce its claim for indemnification against the indemnifying party hereunder.

(d)
Except as otherwise provided in the preceding paragraph, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent, which consent shall not be unreasonably withheld or delayed.  If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim (i) unless such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) if such settlement or compromise provides for injunctive or other non-monetary relief, in each case, unless the indemnified party otherwise consents in writing.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(e)
Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8(a) or Section 2.8(b) are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, respectively, in connection with the actions that resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated in this clause (ii), in such proportion as is appropriate not only to reflect the relative fault of the indemnifying party and the indemnified party, respectively, but also the relative benefits received by the indemnifying party and the indemnified party from the offering of Registrable Shares (taking into account the portion of the proceeds of the offering realized by each such party) as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(e) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8(c), defending any such action or claim.  Notwithstanding the provisions of this Section 2.8(e), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages that such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Shares.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders' obligations in this Section 2.8(e) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 2.8(a) and Section 2.8(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.8(e) subject, in the case of the Holders, to the limits set forth in Section 2.8(b).

(f)
The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

(g)
As used in this Section 2.8, the terms "officers" and "directors" shall include the direct or indirect partners or members of Holders of Registrable Shares that are partnerships or limited liability companies, as the case may be.

(h)
The reimbursements required by this Section 2.8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred; provided that in the event it is ultimately determined that any amounts so paid were not subject to indemnification or contribution hereunder, the recipient thereof shall promptly return such amounts to the payer thereof.

Section 2.9    Transfer of Registration Rights

The rights of each Holder under this Agreement may be assigned to any direct or indirect transferee of a Holder who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement and provides the information required for notices pursuant to Section 6.8, a copy of which writing shall be promptly delivered to the Company by the transferor.

Section 2.10    Rule 144

The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, shall, upon the request of the Holders, make publicly available other information) and shall take such further action as the Holders may reasonably request, in each case to the extent required from time to time to enable the Holders to sell Company Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.  Upon the reasonable request of any Holder, the Company shall deliver to such parties a written statement as to whether it has complied with such requirements and shall, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

Section 2.11    Preservation of Rights

The Company shall not (a) grant any registration rights to third parties that are more favorable than or inconsistent with the rights granted hereunder or (b) enter into any agreement or arrangement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement.

Section 2.12    Applicability of Rights to Holders in the Event of an Acquisition

In the event the Company merges into, consolidates with, sells substantially all of its assets to or otherwise becomes an Affiliate of a Person (other than MP or one of its Affiliates), pursuant to a transaction or series of related transactions in which members of the Holders receive equity securities of such Person (or of any Affiliate of such Person) in exchange for Company Common Stock held by such Holders, all of the rights of the Holders set forth in this Agreement shall continue in full force and effect and shall apply to the Person the equity securities of which are received by such Holders pursuant to such transaction or series of related transactions. The Company agrees that, for so long as MP or any of its Affiliates beneficially owns any Registrable Shares, without the consent of MP, the Company shall not enter into any agreement that has the effect set forth in the first clause of the preceding sentence unless such Person agrees to be bound by the foregoing provision.

Section 2.13    Further Assurances

The Company shall, and shall cause its accountants, counsel, financial advisors and other representatives to, cooperate fully with the Requesting Holders to the extent reasonably requested by such Requesting Holders, including (a) subject to Section 2.5(n), providing to such Requesting Holders or their Inspectors any information concerning the Company and its Subsidiaries reasonably requested by such Requesting Holders or Inspectors in connection with the sale, exchange or distribution of Registrable Shares (including any filing by such Requesting Holders with the SEC on Schedule 14A, 14C or TO under the Exchange Act or other applicable schedule or form under the Exchange Act or Securities Act) and (b) providing any consents, executing any other documents or instruments and making any filings reasonably requested by such Requesting Holders.

ARTICLE 3

TERMINATION

Section 3.1    Termination

The registration rights hereunder shall cease to apply to any particular Registrable Share when:  (a) a registration statement covering such Registrable Shares has been declared effective under the Securities Act by the SEC and such Registrable Shares have been disposed of pursuant to such effective registration statement, (b) (i) the entire amount of the Registrable Shares owned by a Holder may be sold in a single sale pursuant to Rule 144 and (ii) such Holder, together with its Affiliates, is the beneficial owner of less than one percent (1%) of the then outstanding class of Registrable Shares, (c) the Registrable Shares are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement or (d) such Holder elects in writing to no longer be a Party to this Agreement.  In the event a Holder makes an election under clause (d) of the preceding sentence, without limiting the effect of such election, such Holder shall not have any obligations under Section 2.4(c).  For purposes of determining compliance with this Section 3.1, the Company shall, promptly upon the request of any Holder, furnish to such Holder evidence of the number of Registrable Shares then outstanding.

ARTICLE 4

[INTENTIONALLY OMITTED]

ARTICLE 5

ISSUANCE OF CERTAIN SECURITIES

Section 5.1    Issuance of Certain Securities

Until the date that is the earlier of (a) the date than no Warrants remain outstanding and no Registrable Shares remain unsold under any effective registration statement filed hereunder and (b) five (5) years after the Closing Date, the Company shall not issue any (a) Convertible Securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on any determination of the market price or other value of the Company’s securities or any other market based or contingent standard, such as so-called “toxic” or “death spiral” convertible securities; provided, however, that this prohibition shall not include Convertible Securities or similar securities the conversion or exercise price or conversion rate of which is (i) fixed on the date of issuance, (ii) subject to adjustment as a result of or in connection with a business combination or similar transaction or (iii) subject to adjustment based upon the issuance by the Company of additional securities, including without limitation, standard anti-dilution adjustment provisions which are not based on calculations of market price or other variable valuations; and provided, further, that in no event shall this provision be deemed to prohibit the transactions contemplated in the Warrants; (b) any preferred stock, debt instruments or similar securities or investment instruments providing for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of the lesser of a rate equal to (A) twice the interest rate on 10 year US Treasury Notes and (B) 20%.

ARTICLE 6

MISCELLANEOUS

Section 6.1    Whole Agreement

This Agreement, together with the Warrants, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

Section 6.2    Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  In addition, without limitation on Section 2.9 and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Shares who has executed a copy of this Agreement or otherwise indicated its agreement to be bound hereby.  Without limitation on the Holders' rights to transfer Registrable Shares, the Company acknowledges that any Holder may, at any time, transfer any of the Registrable Shares which such Holder may own, beneficially or of record, to (a) their affiliates or (b) their partner(s), investor(s), security holder(s) or beneficial holder(s) pursuant to their organization documents or other agreements, and that, upon the consummation of any such transfer, the provisions of this Agreement shall be binding upon and inure to the benefit of each transferee of such Registrable Shares.

Section 6.3                                Amendment and Waiver

Except as otherwise provided herein, no amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Company or the Holders unless such amendment, alteration, modification or waiver is approved in writing by the Company and the Holders of a majority of the Registrable Shares.  The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

Section 6.4    Severability

If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection, is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. If any provision of this Agreement shall be adjudged to be excessively broad as to duration, geographical scope, activity or subject, the parties hereto intend that such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable law and that such modified provision shall thereafter be enforced to the fullest extent possible.

Section 6.5    Remedies

The Parties agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.

Section 6.6    No Third Party Beneficiaries

Other than with respect to the indemnification provisions of Section 2.8(a), nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Parties to this Agreement, including any permitted transferees that hereafter become Parties in accordance with Section 2.9, or any of their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein.

Section 6.7    Counterparts

This Agreement may be executed in several counterparts (including by facsimile, .pdf or other electronic transmission), each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 6.8    Notices

(a)	Any notice or other communication in connection with this Agreement (each, a "Notice") shall be:

(i)	in writing in English;

(ii)	delivered by hand, fax, registered post or by courier using an internationally recognized courier company.

(b)	Notices to the Company shall be sent to at the following address, or such other person or address as the Company may notify to the Holders from time to time:

Empire Resorts, Inc.
c/o Monticello Casino and Raceway
Route 17B, P.O. Box 5013
Monticello, New York 12701
Tel:              845-807-0001
Fax:              845-807-0000
Attention:  Chief Financial Officer

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Tel:              212-451-2220
Fax:              212-451-2222
Attention:  Robert H. Friedman, Esq.

(c)
Notices to each Warrantholder shall be sent to the respective address of such Warrantholder set forth on the signature page of this Agreement, or such other person or address as such Warrantholder may notify to the Company from time to time.

(d)	Notices to Holders shall be sent to such Holders at the addresses as the applicable Holder may notify to the Company from time to time.

(e)	A Notice shall be effective upon receipt and shall be deemed to have been received:

(i)	at the time of delivery, if delivered by hand, registered post or courier; and

(ii)	at the expiration of two hours after completion of the transmission, if sent by facsimile,

provided that if a Notice would become effective under the above provisions after 5.30 p.m. on any Business Day, then it shall be deemed instead to become effective at 9.30 a.m. on the next Business Day. References in this Agreement to time are to local time at the location of the addressee as set out in the Notice.

(f)
Subject to the foregoing provisions of this Section 6.8, in proving service of a Notice, it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered by hand, registered post or courier to the relevant address pursuant to the above provisions or that the facsimile transmission report (call back verification) states that the communication was properly sent.

Section 6.9    Governing Law and Venue; Waiver of Jury Trial

(a)
This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws rules that would require or permit the application of the laws of another jurisdiction.

(b)
EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING, SHALL BE HEARD AND DETERMINED IN SUCH A NEW YORK STATE OR FEDERAL COURT, AND THAT SUCH JURISDICTION OF SUCH COURTS WITH RESPECT THERETO SHALL BE EXCLUSIVE, EXCEPT SOLELY TO THE EXTENT THAT ALL SUCH COURTS SHALL LAWFULLY DECLINE TO EXERCISE SUCH JURISDICTION.  EACH PARTY HEREBY WAIVES, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT IT IS NOT SUBJECT TO SUCH JURISDICTION.  EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT, TO THE MAXIMUM EXTENT PERMITTED BY LAW, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.  EACH PARTY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES IN CONNECTION WITH, AND OVER THE SUBJECT MATTER OF, ANY SUCH DISPUTE AND AGREES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6.8 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.9.

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In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

EMPIRE RESORTS, INC.

By:	/s/ Joseph E. Bernstein
	Name:	Joseph E. Bernstein
	Title:	Chief Executive Officer

THE WARRANTHOLDERS:

/s/ Alan Lee
Alan Lee
Address:
Fax Number:

THE PARK AVENUE BANK

By:	/s/ Donald G. Glascoff, Jr.
	Name:	Donald G. Glascoff, Jr.
	Title:	Chairman
	Address:	460 Park Avenue, 13th Floor NY, NY 10022
	Fax Number:	(212) 223-8086